                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           TRINITY INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                            TRINITY INDUSTRIES, INC.
                             2525 STEMMONS FREEWAY
                            DALLAS, TEXAS 75207-2401



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 21, 1999


         Notice is hereby given that the Annual Meeting of Stockholders of Trinity Industries, Inc. (the "Company"), a Delaware corporation, will be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas 75207, on Wednesday, July 21, 1999, at 9:30 a.m., Central Daylight Saving Time, for the following purposes:

         (1) to elect nine (9) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified; and

         (2) to transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on May 28, 1999 will be entitled to notice of and to vote at the 1999 Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. A list of the stockholders will be open to the examination of any stockholder, for any purpose germane to the 1999 Annual Meeting, for a period of ten (10) days prior to the meeting at the Company's offices, 2525 Stemmons Freeway, Dallas, Texas 75207.

         You are requested to forward your proxy in order that you will be represented at the 1999 Annual Meeting, whether or not you expect to attend in person. Stockholders who attend the 1999 Annual Meeting may revoke their proxies and vote in person, if they so desire.

         A Proxy Statement, proxy card and a copy of the Annual Report on the Company's operations for the fiscal year ended March 31, 1999 accompany this Notice of Annual Meeting of Stockholders.


                                       By Order of the Board of Directors


                                              MICHAEL G. FORTADO
                                        Vice President, General Counsel
                                            and Corporate Secretary


June 18, 1999

                            TRINITY INDUSTRIES, INC.
                             2525 STEMMONS FREEWAY
                            DALLAS, TEXAS 75207-2401



                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 21, 1999


         This Proxy Statement is furnished to the stockholders of Trinity Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas, on Wednesday, July 21, 1999, at 9:30 a.m., Central Daylight Saving Time (the "1999 Annual Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's mailing address is P.O. Box 568887, Dallas, Texas, 75356-8887.

         This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about June 18, 1999.

                             RIGHT TO REVOKE PROXY

         Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the 1999 Annual Meeting, by executing a proxy bearing a later date or by attending the 1999 Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the proxy will be voted at the 1999 Annual Meeting and at any adjournment thereof in the manner specified therein, or if not specified, the proxy will be voted:

         (1) FOR the election of the nine (9) nominees listed under "Election of Directors" as nominees of the Company for election as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified; and

         (2) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 1999 Annual Meeting or any adjournment thereof.

            BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

         The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 1999 Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the 1999 Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. The extent to which this will be necessary depends entirely upon how promptly proxies are received. Stockholders are urged to send in their proxies without delay. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with this solicitation, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specially engage any persons to solicit proxies.

                       VOTING SECURITIES AND STOCKHOLDERS


         The outstanding voting securities of the Company consist entirely of shares of Common Stock, $1.00 par value per share, each share of which entitles the holder thereof to one vote. The record date for the determination of the stockholders entitled to notice of and to vote at the 1999 Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as of the close of business on May 28, 1999. At that date, there were outstanding and entitled to vote 40,551,785 shares of Common Stock.

         The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 1999 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

         The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors. The election of directors requires a plurality of the votes cast at the meeting. Any other matter submitted to the stockholders requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. However, an abstention with respect to the election of the Company's directors will not be counted either in favor of or against the election of the nominees. In the case of any other proposal which is being submitted for stockholder approval, an abstention will effectively count as a vote cast against such proposal. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as shares not entitled to vote with respect to that matter. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

         At May 28, 1999, the company named below was the only person known by the Company to be beneficial owner of more than 5% of its Common Stock:

                NAME AND ADDRESS                      NUMBER OF SHARES                        PERCENT OF
               OF BENEFICIAL OWNER                    BENEFICIALLY OWNED                         CLASS
               -------------------                    ------------------                      -----------
         Pioneering Management Corporation(1)              4,197,600                             9.69%
         60 State Street
         Boston, Massachusetts  02109


----------

(1) Pioneer Management Corporation reported aggregate sole voting and dispositive power as to 4,197,600 shares. This information is based solely on a Schedule 13G containing information as of January 14, 1999.

         The following table shows the number of shares of Common Stock as of May 28, 1999 beneficially owned by each director or nominee, by the named executive officers and by all directors and executive officers as a group, based upon information supplied by them:

                                             NUMBER OF SHARES         EXERCISABLE
                                            BENEFICIALLY OWNED          OPTIONS             PERCENT OF
              NAME                           AT MAY 28, 1999(1)        INCLUDED               CLASS
              ----                          -------------------       -----------           ----------
         David W. Biegler                        16,128                    14,528                *
         Jack L. Cunningham, Jr.                 29,071                    15,378                *
         Michael G. Fortado                       6,986                     2,750                *
         Barry J. Galt                            12,000                    7,000                *
         Clifford J. Grum                         13,764(2)                10,764                *
         Dean P. Guerin                           64,410                    7,000                *
         Jess T. Hay                              10,384(3)                 7,000                *
         Edmund M. Hoffman                        48,681(4)                 7,000                *
         Jim S. Ivy                               19,688                    9,375                *
         Diana S. Natalicio                       11,764                   10,764                *
         Mark W. Stiles                           34,804                   24,197                *
         Timothy R. Wallace                      227,072                  135,948                *
         W. Ray Wallace                        1,151,617(5)               482,768              2.77%
         Directors and Executive
            Officers as a Group                1,738,717                  777,841              4.18%

         ---------
         *  Less than one percent (1%).

(1) Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire under the Company's stock option plans as of May 28, 1999 or within sixty (60) days thereafter which are included and shown in the next column. Includes shares indirectly held through the Company's 401(k) Plan for Messrs. Fortado, Ivy, Stiles and Timothy R. Wallace of 236, 313, 114 and 1,045 shares, respectively.

(2) Includes 3,000 shares owned by Deerfield Corporation of which Mr. Grum is an owner.

(3) Includes 384 shares owned of record by Mr. Hay's wife as custodian for their daughter in which Mr. Hay disclaims beneficial ownership.

(4) Includes 1,500 shares held by Mr. Hoffman as trustee of a trust in which Mr. Hoffman disclaims beneficial ownership.

(5) Includes 455,678 shares held indirectly by limited partnerships which Mr. Wallace controls and 6,400 shares held by the estate of Minyone M. Wallace.

         In addition, directors who defer their fees may elect for them to be credited to an account on the books of the Company in the form of stock units which are subject to the same market risk as is common stock. The table below shows the number of stock units in the accounts of the directors with stock units.

                  David W. Biegler                            1,932
                  Barry J. Galt                               3,798
                  Clifford J. Grum                            2,317
                  Dean P. Guerin                              3,901
                  Diana Natalicio                             2,193
                  Timothy R. Wallace                            773

                             ELECTION OF DIRECTORS

         At the 1999 Annual Meeting, nine (9) directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company's proxy to vote for the election of each of the nine (9) nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.

         The following biographical information sets forth the name, age, principal occupation or employment during the past five years, Board committee membership, certain other directorships held by each nominee for director, the period during which he or she has served as a director of the Company, and certain family relationships.

         THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE NINE (9) NOMINEES TO THE BOARD OF DIRECTORS SET FORTH BELOW.


                                    NOMINEES

TIMOTHY R. WALLACE (45)

      Director since 1992. Mr. Wallace is Chairman, President and Chief Executive Officer of the Company. He is the son of Mr. W. Ray Wallace, a director of the Company. Mr. Wallace is a director of Viad Corp. which is primarily involved in travel, trade exhibits and financial services.

DAVID W. BIEGLER (52)

      Director since 1992. Chairman of the Corporate Governance and Nominating Committee and a member of the Human Resources Committee. Mr. Biegler has served since August 1997 as President and Chief Operating Officer of Texas Utilities Company, a public utility holding company providing electric and natural gas utility services, energy marketing and other energy-related services. Previously thereto he served as the Chairman, President and Chief Executive Officer of ENSERCH Corporation, an integrated natural gas company. He is an advisory director of Chase Bank of Texas, National Association, a national bank.

BARRY J. GALT (65)

      Director since 1988. Member of the Audit Committee and of the Corporate Development and Finance Committee. Mr. Galt is a director, and prior to his retirement on March 30, 1999, served as Chairman and Chief Executive Officer of Ocean Energy, Inc., formerly named Seagull Energy Corporation, a diversified energy company engaged in oil and gas exploration and development. He is also a director of Halter Marine Group, Inc., a director of StanCorp Financial Corp., Inc., an insurance company, and a Houston area advisory director of Chase Bank of Texas, National Association, a national bank.

CLIFFORD J. GRUM (64)

      Director since 1995. Member of the Audit Committee and of the Human Resources Committee. Mr. Grum is Chairman and Chief Executive Officer and a director of Temple-Inland, Inc., a holding company with interests in corrugated containers, bleached paperboard, building products, timber and timberlands, and financial services. He is also a director of Cooper Industries, Inc., a company engaged in the businesses of electrical products, tools and hardware, and automotive products and a director of Tupperware Corporation, a multinational consumer products company.

DEAN P. GUERIN (77)

      Director since 1965. Chairman of the Corporate Development and Finance Committee and a member of the Corporate Governance and Nominating Committee and Audit Committee. Mr. Guerin's principal occupation is investments. Mr. Guerin is a director of Lone Star Technologies, Inc., engaged in oil country tubular goods.

JESS T. HAY (68)

      Director since 1965. Chairman of the Human Resources Committee and member of the Corporate Governance and Nominating Committee. Mr. Hay is Chairman of Texas Foundation for Higher Education and of HCB Enterprises, Inc., a private investment firm. Prior to retirement on December 31, 1994, Mr. Hay was Chairman and Chief Executive Officer of Lomas Financial Corporation, a diversified financial services company engaged principally in mortgage banking and real estate lending, and of Lomas Mortgage USA, a mortgage banking institution. Mr. Hay is a director of Viad Corp. which is primarily involved in travel, trade exhibits, and financial services, a director of Exxon Corporation, a diversified energy company engaged principally in the exploration, production and marketing of petroleum products, and a director of SBC Communications, Inc., a telephone and wireless communications company.

EDMUND M. HOFFMAN (77)

      Director since 1957. Chairman of the Audit Committee and member of the Corporate Development and Finance Committee. Mr. Hoffman's principal occupation is investments.

DIANA S. NATALICIO (59)

      Director since 1996. Member of the Human Resources Committee and of the Corporate Governance and Nominating Committee. President of the University of Texas at El Paso. She is an advisory director of the Chase Bank of Texas, National Association, a national bank. Dr. Natalicio was appointed by President Bush to the Commission on Educational Excellence for Hispanic Americans and by President Clinton to the National Science Board, currently serving as its Vice-Chair.

W. RAY WALLACE (76)

      Director since 1958. Retired as Chairman and Chief Executive Officer of the Company in December 1998. Member of the Corporate Development and Finance Committee. He is the father of Timothy R. Wallace, Chairman, President and Chief Executive Officer of the Company.

                         BOARD MEETINGS AND COMMITTEES

         The directors hold regular quarterly meetings in addition to a meeting immediately following the Annual Meeting of Stockholders, attend special meetings and committee meetings as required, and spend such time on the affairs of the Company as their duties require. During the fiscal year ended March 31, 1999, the Board of Directors held six (6) meetings and all directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees on which they served.

         The standing committees of the Board of Directors are the Audit Committee, Human Resources Committee, Corporate Governance and Nominating Committee, and Corporate Development and Finance Committee.

         The Audit Committee consists of Messrs. Galt, Grum, Guerin and Hoffman. The Audit Committee reviews with management, the director of internal auditing, and the independent accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Audit Committee deems appropriate including reviews with management relating to compliance with corporate policies, compliance programs, and internal controls. The Audit Committee also recommends to the Board of Directors the independent accountant for the Company and reviews audit fees. The Audit Committee met two (2) times during the fiscal year ended March 31, 1999.

         The Human Resources Committee consists of Messrs. Biegler, Grum, and Hay and Dr. Natalicio. The duties of the Human Resources Committee generally are to determine and/or recommend the compensation structure for the Company and its subsidiaries; make recommendations to the Board of Directors as to the salary of the Chief Executive Officer, and set the salaries of other senior executives of the Company; grant options, shares of stock, stock units and such other benefits as may be permitted under the Company's stock related benefit plans; design and recommend to the Board for approval and administer long, intermediate and short-term incentive compensation plans of the Company. The Human Resources Committee met four (4) times during the fiscal year ended March 31, 1999.

         The Corporate Governance and Nominating Committee consists of Messrs. Biegler, Guerin, and Hay and Dr. Natalicio. The duties of the Corporate Governance and Nominating Committee generally are to recommend to the Board of Directors the director nominees proposed each year in the Company's proxy statement for election by the Company's stockholders; review the qualifications of, and recommend to the Board, candidates to fill Board vacancies as they may occur; consider suggestions from stockholders and other sources regarding possible candidates for director; define and recommend to the Board appropriate guidelines and criteria regarding the qualifications of candidates for director of the Company; review and propose changes, when appropriate, in the compensation and benefits of non-employee directors of the Company; and review the Company's Corporate Governance Principles. The Corporate Governance and Nominating Committee met one (1) time during the fiscal year ended March 31, 1999.

         The Corporate Development and Finance Committee consists of Messrs. Galt, Guerin, Hoffman, and W. Ray Wallace. The duties of the Corporate Development and Finance Committee generally are to provide direction for the assessment of future acquisition opportunities; review specific plans regarding significant acquisitions or dispositions of businesses or assets; authorize, subject to limits imposed by the Board of Directors, investments in or acquisition of another company; and periodically review the financial status of the Company. The Corporate Development and Finance Committee met one (1) time during the fiscal year ended March 31, 1999.

                           COMPENSATION OF DIRECTORS


         Directors are compensated at the rate of $1,250 for each board or committee meeting attended plus reimbursement for reasonable out-of-pocket expenses. In addition, each director who is not a compensated officer or employee of the Company or its subsidiaries receives a fee of $35,000 per year for serving as a director, and the Chairman of each of the committees receives an additional $2,000 per year. Directors may elect, pursuant to a Deferred Plan for Director Fees, to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at the prime rate of interest as announced from time to time by Chase Bank of Texas or, at the director's prior election, in units of the Company's Common Stock at the closing price on the New York Stock Exchange on the date that a payment is credited to the director's account. Such stock units are credited with amounts equivalent to dividends paid on the Company's Common Stock. Upon ceasing to serve as a director, the value of the account will be paid to the director in annual installments not exceeding ten (10) years according to the director's prior election.

         Following each Annual Meeting of Stockholders, each director who is not also an executive officer of the Company is granted an option to purchase 5,000 shares of the Company's Common Stock at the fair market value of the Company's Common Stock on the date of grant.

         The Company has a Directors' Retirement Plan that is an unfunded arrangement whereby members of the Board of Directors who are not employees of the Company will receive monthly payments for a ten (10) year period upon retirement, disability or death. The amount of each monthly payment will be equal to one-twelfth (1/12) of a percentage of the annual retainer paid to such director in the year of his retirement, disability or death while serving as a director. The applicable percentage is dependent upon the number of years of service as a member of the Board of Directors. If the director has less than five (5) years of service, the applicable percentage is zero. If the director has five (5) years of service, the applicable percentage is fifty percent (50%). The applicable percentage increases at the rate of ten percent (10%) for each year of service thereafter and reaches one hundred percent (100%) after ten (10) years of service as a director. However, notwithstanding the number of years of service, a director's applicable percentage will be one hundred percent (100%) in the event of a change in control of the Company (as defined).

         Commencing January 1, 1999, Mr. W. Ray Wallace was employed by the Company as a consultant pursuant to an agreement at a monthly rate of $10,000. The agreement provides for the performance of services as may be required by the Chief Executive Officer or the Board of Directors and his continuation as a director as long as he is eligible. He is provided an office, administrative assistant, limited use of Company aircraft and reimbursement of expenses. In addition, the Company will provide medical coverage for the remainder of his life.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth information for the Company's fiscal years ended March 31, 1999, 1998 and 1997, with regard to the compensation for their services to the Company and its subsidiaries in all capacities of the Chief Executive Officers and each of the other four (4) most highly compensated executive officers serving the Company at the close of the Company's most recently completed fiscal year.

                           Summary Compensation Table

                                          Annual Compensation               Long Term Compensation

                                 --------------------------------------    -------------------------
                                                               Other       Restricted    Securities
                                                              Annual          Stock      Underlying    All Other
        Name and                                           Compensation      Awards        Options    Compensation
  Principal Position(1)    Year    Salary ($)   Bonus ($)      ($)(2)        ($)(3)          (#)         ($)(4)
  ---------------------    ----   ----------   ---------   ------------- -------------- ------------ -------------
Timothy R. Wallace         1999   $  600,000   $  945,000   $   26,173     $  393,125       63,574      $  154,500
Chairman, President &      1998   $  550,000   $  791,549   $   18,101     $  265,000       49,344      $  134,155
Chief Executive Officer    1997   $  475,000   $  593,750   $   12,038     $   94,500       50,000      $  106,875


Mark W. Stiles             1999   $  325,000   $  406,250   $   16,507     $   58,969       19,901      $   73,125
Group Vice President       1998   $  315,000   $  263,813   $    5,046     $   53,000       12,908      $   57,881
                           1997   $  275,000   $   69,222   $    5,500     $   63,000       16,608      $   34,422


Jim S. Ivy                 1999   $  330,000   $  219,450   $   16,536     $   78,625       20,000      $   54,945
Vice President and Chief   1998   $   50,000   $    5,000           --     $  106,000       42,500      $    5,500
Financial Officer

Jack L. Cunningham, Jr     1999   $  230,000   $  152,950   $   16,081     $   39,313       11,007              --
Vice President             1998   $  191,000   $   95,500   $    4,795     $   53,000       14,290              --
                           1997   $  185,000   $   79,091   $    4,356             --        7,485              --

Michael G. Fortado         1999   $  205,000   $  102,295   $   10,838     $   58,969        5,000              --
Vice President, General    1998   $  116,750   $   56,882           --     $   79,500       13,000              --
Counsel and Corporate
Secretary

W. Ray Wallace             1999   $  780,000   $2,444,853   $   12,300             --           --      $  479,228
Chairman & Chief           1998   $1,000,000   $2,500,000   $   17,300             --           --      $  525,000
Executive Officer          1997   $1,000,000   $2,495,430   $   13,500             --       75,000      $  524,315

-------------------------------------------------------------------------------
(1) As of December 31, 1998, Mr. W. Ray Wallace retired as Chief Executive Officer and Mr. Timothy R. Wallace, who had been President and Chief Operating Officer, was elected to succeed him. Messrs. Jim S. Ivy and Michael G. Fortado joined the Company in February 1998 and August 1997, respectively.

(2) Other annual compensation is composed of the matching amounts under the Company's Supplemental Profit Sharing Plan and Section 401(k) Plan (described below under "Retirement Plans"); amounts reimbursed for the payment of taxes for certain perquisites; and, in the case of Messrs.
         W. Ray Wallace and Timothy R. Wallace, directors' meeting fees.

(3) Amounts shown for each year are based on the closing price of the Common Stock on the date of grant. Messrs. Timothy R. Wallace, Stiles, Ivy, Cunningham and Fortado had restricted shares of 18,000, 4,500, 4,000, 2,000, and 3,000 shares, respectively as of March 31, 1999. The shares had a market value of $528,750, $132,188, $117,500, $58,750, and $88,125, respectively, at March 31, 1999, based on the $29.375 per share market price of the Company's Common Stock on that date. Dividends are paid on these restricted shares at the same rate as paid on the Company's Common Stock. The restrictions on transferability will be lifted upon the recipient's retirement at age 65 or earlier with the consent of the Human Resources Committee, death or disability, or upon a change in control of the Company. If the employment of the recipient is terminated without the consent of the Human Resources Committee for any reason other than death or disability prior to the recipient's retirement, then the restricted shares will be forfeited.

 (4) An amount equal to fifteen percent (15%) of the salary and incentive bonus of Mr. W. Ray Wallace, and amounts equal to ten percent (10%) of the salaries and incentive bonuses of Messrs. Timothy R. Wallace Stiles, and Ivy were set aside pursuant to long-term deferred compensation plans for them.

                       Option Grants In Last Fiscal Year

                                                                                  Potential Realizable Value
                                                                                       at Assumed Annual
                                                                                     Rates of Stock Price
                          Individual Grants                                    Appreciation for Option Term ($)
-----------------------------------------------------------------------     -----------------------------------

                          Number of
                          Securities
                          Underlying  Percent
                           Options    of Total Exercise or
                           Granted    Options  Base Price   Expiration
         Name               (#)(1)    Granted    ($/Sh)        Date                5%                 10%
--------------------------------------------------------------------------------------------------------------
Timothy R. Wallace        60,000(2)    14.5%     $39.313     12/07/08         $1,483,000           $3,759,000
                           3,574(3)     0.9%     $39.313     04/13/03            $30,000              $65,000

Mark W. Stiles            12,000(2)     2.9%     $39.313     12/07/08           $297,000             $752,000
                           6,266(3)     1.5%     $36.063     04/13/03            $49,000             $105,000
                           1,635(4)     0.4%     $39.313     04/13/03            $14,000              $30,000

Jim S. Ivy                20,000(2)     4.8%     $39.313     12/07/08           $494,000           $1,253,000

Jack L. Cunningham, Jr.    5,000(2)     1.2%     $39.313     12/07/08           $124,000             $313,000
                           2,552(3)     0.6%     $52.938     04/13/03            $29,000              $63,000
                           3,455(4)     0.8%     $39.313     04/13/03            $29,000              $63,000
Michael G. Fortado         5,000(2)     1.2%     $39.313     12/07/08           $124,000             $313,000

W. Ray Wallace                 -         -          -           -                   -                    -

Potential gain for all stockholders at Assumed Appreciation Rates           $760,961,000       $1,928,437,000

(1)      The Company has not granted any stock appreciation rights.

(2) Annual grants of stock options at the market price on the date of grant which vest 25% each year.

(3) Reload grants made to participants who exercised nonqualified stock options pursuant to an Executive Stock Purchase Program ("ESPP") who paid the purchase price using shares of previously owned shares of the Company's Common Stock. The Reload grant is for the number of shares equal to the shares utilized in payment of the purchase price. The option price for the reload option is equal to the market value of the Company's Common Stock on the date of the exercise of the primary option and the option period is equal to the remaining period of the options exercised. The participant may not exercise a reload option earlier than six months from the date it is granted.

(4) These options were a one-time grant made to certain participants in the ESPP in connection with an amendment of their stock option agreements under the ESPP.

   Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
                                    Values

                                                                       Number of                  Value of
                                                                 Securities Underlying           Unexercised
                                                                      Unexercised               In-the-Money
                                                                   Options at Fiscal          Options at Fiscal
                                                                       Year-End                   Year-End
                                    Shares
                                  Acquired on       Value            Exercisable/               Exercisable/
                                   Exercise       Realized           Unexercisable              Unexercisable
Name                                  (#)            ($)                  (#)                        ($)
---------------------------------------------------------------------------------------------------------------
Timothy R. Wallace                  92,945         $2,168,709            126,002                    $801,354
                                                                         203,793                    $733,985

Mark W. Stiles                      10,635           $157,531             19,492                     $61,181
                                                                          52,810                    $162,857
                                                                           9,375                      -
Jim S. Ivy                             -              -                   53,125                      -

Jack L. Cunningham, Jr.              6,020                                19,459                     $29,525
                                                     $183,592             32,184                    $129,142

Michael G. Fortado                     -              -                    2,750                      -
                                                                          15,250                      -

W. Ray Wallace                      88,528         $1,378,381            482,768                  $3,986,870
                                                                          56,462                    $240,810
---------------------------------------------------------------------------------------------------------------


             Long-Term Incentive Plans - Awards in Last Fiscal Year

                                                                          Estimated Future Payouts(1)
                                                                       Under Non-Stock Price Based Plans
                            Number of      Performance     ----------------------------------------------------
                               LTP         Period Until
          Name                Units           Payout          Threshold (#)      Target (#)         Maximum (#)
---------------------------------------------------------------------------------------------------------------
Timothy R. Wallace            9,000          3 years                0               7,026              9,000


Mark W. Stiles                1,885          3 years                0               1,175              1,885


Jim S. Ivy                    2,310          3 years                0               1,803              2,310


Jack L. Cunningham, Jr.       1,334          3 years                0               1,041              1,334


Michael G. Fortado            1,189          3 years                0                 928              1,189


W. Ray Wallace                  -               -                   -                 -                  -
---------------------------------------------------------------------------------------------------------------

(1) Long-Term Performance Incentive Program Awards are denominated in Long-Term Performance Units (LTP Units), which are equivalent in value to the Company's Common Stock. LTP Units are earned for achieving specified business objectives based on return on investment, operating margin, cumulative profit and total shareholder return which are weighed 22%, 22%, 23% and 33%, respectively. The payout can vary from nothing to a maximum number of LTP units for each business objective. The numbers shown under the target and maximum columns are the LTP units that can be earned if the target and minimum goals are achieved for all four business objectives. The amount paid in cash will be determined by multiplying the number of units earned by the average closing price of the Common Stock for the month of May of the year of payment. A participant may elect, up to six months in advance of the end of the performance period, to receive Common Stock in lieu of cash on the basis of one share for each LTP unit earned.

                               RETIREMENT PLANS

         The Company has noncontributory, defined benefit retirement and death benefit plans which are available to all eligible employees who have completed specified periods of employment. The benefits of the plans are funded by periodic contributions to retirement trusts that invest the Company's contributions and earnings thereon in order to pay the benefits to the employees. The plans provide for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant's compensation. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. The plans also provide for the payment of certain disability and death benefits.

         The Company has also adopted a Supplemental Pension Plan that permits the payment of supplemental benefits to certain employees whose annual benefits under the foregoing retirement plan would exceed those permitted by the Internal Revenue Code of 1986, as amended (the "Code"). The Supplemental Pension Plan provides that if at any time the amount of the annual retirement benefit which would otherwise be payable under the Company's pension plan is or becomes limited by reason of compliance with the Code, such person shall be entitled to receive a supplemental pension benefit equal to the difference between the benefit that such person receives under the Company's pension plan and the benefit that such person would have received if such limitation had not been in effect. The benefits are payable from the general assets of the Company.

         The following table reflects the estimated aggregate annual benefits, computed on the basis of a monthly benefit payable for ten (10) years certain and life thereafter, payable under such plans to a fully vested participant of the Company upon retirement at age 65 after 10, 20, 30 and 40 credited years of service at the annual remuneration levels set forth in the table.

                               Pension Plan Table

                                        Years of Service
--------------------------------------------------------------------------------------------------------

Remuneration                    10                      20                    30                 40
------------                    --                      --                    --                 --
$  300,000                  $   29,760              $   59,520           $   89,280          $  119,040

   400,000                      39,760                  79,520              119,280             159,040

   600,000                      59,760                 119,520              179,280             239,040

   800,000                      79,760                 159,520              239,280             319,040

 1,000,000                      99,760                 199,520              299,280             399,040

 1,200,000                     119,760                 239,520              359,280             479,040

 1,400,000                     139,760                 279,520              419,280             559,040

 1,600,000                     159,760                 319,520              479,280             639,040

 1,800,000                     179,760                 359,520              539,280             719,040

 2,000,000                     199,760                 399,520              599,280             799,040

         The compensation covered under those plans is the same as the salary and bonus reported in the Summary Compensation Table. The annual benefits shown are not subject to any deduction for Social Security benefits or other offset amounts. Mr. Timothy R. Wallace has 24 credited years of service under the plans under which he is covered; Messrs. Stiles, Ivy, Cunningham and Fortado have 7 years, 1 year, 23 years, and 1 year, respectively. Mr. W. Ray Wallace began receiving pension payments at age 65 of $126,933 per year from the Company's regular retirement plan.

         In 1990 the Company agreed to provide Mr. W. Ray Wallace with a supplemental pension benefit upon his retirement as Chief Executive Officer so that his aggregate retirement benefits from the Company would equal eighty percent (80%) of the average of his annual compensation earned during his most highly compensated five (5) consecutive years of employment. At December 31, 1998, the annual benefit payable to him upon his retirement under this unfunded supplemental retirement program was $2,875,000. Pursuant to the agreement, Mr. Wallace elected to receive a discounted lump sum payment of the supplemental benefit.

         The Company maintains a Section 401(k) plan that permits employees to elect to set aside up to fourteen percent (14%) of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company matches from twenty-five (25%) to fifty percent (50%) of up to six percent (6%) of the employee's compensation set aside for this purpose. The Company also maintains a Supplemental Profit Sharing Plan for its "highly compensated employees", as defined in the Code. The highly compensated employees are not limited as to the percentage of their compensation which may be contributed to the plan; however, the Company only matches up to the same amount as it would have for full participation in the 401(k) plan.

                          CHANGE IN CONTROL AGREEMENTS

         Each named executive officer has executed a change in control agreement with the Company that provides certain benefits in the event his or her employment is terminated subsequent to a change in control of the Company (as defined in the agreements). The agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The agreements provide that if there is a change in control of the Company and if the Company terminates the executive's employment other than as a result of the executive's death, disability or retirement, or for cause (as defined in the agreements), or if the executive terminates his or her employment under certain circumstances, then the Company will pay to such executive a lump sum equal to three (3) times the amount of the executive's base salary and bonus paid by the Company and its subsidiaries to the executive during the twelve (12) months prior to termination or, if higher, the twelve (12) months prior to the change in control of the Company.

         The severance benefits provided by the agreements also include certain fringe benefits to which each executive would have been entitled if the executive had continued in the employment of the Company for thirty-six (36) months after the executive's termination, and a supplemental benefit based on the Company's retirement plan, which benefit is payable in a series of cash payments.

         The agreements further provide that if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax had been imposed.

       REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Human Resources Committee ("the Committee") of the Board of Directors. The Committee, which is composed entirely of independent outside directors, is responsible for setting and overseeing the administration of policies that govern the compensation of the Company's executives. It establishes base salary, incentive compensation, deferred compensation, stock options, performance units and other stock based awards for each executive officer and certain key operating officers of the Company, except the salary of the Chief Executive Officer is decided by the Board, after recommendation by the Committee. The Committee retains a consultant to advise on matters related to executive compensation.

         It is the Committee's policy to provide a competitive and comprehensive compensation program to attract, motivate, reward and retain the key executives needed to enhance the profitability of the Company and to create value for its stockholders. The Committee believes that the Company's executive compensation should consist of competitive base salaries and incentive compensation plans that reward both short and long-term performance. The key components of the Company's short-term executive compensation program in the last fiscal year were a base salary and incentive compensation. The long-term program consists of stock options, long-term performance units ("LTP Units"), restricted stock awards, and in some cases deferred compensation. The Committee periodically reviews each component of the Company's executive compensation program to ensure that pay levels and incentive opportunities are competitive, directly linked to performance and aligned with the interest of stockholders. The Committee determines each executive's compensation based upon past and expected future performance, the executive's responsibilities within the Company, and the executive's value to the Company as determined by the Committee.

Base Salary

         The Committee each year reviews each executive's performance and establishes each executive's base salary based upon past and expected future performance, and the executive's responsibilities within the Company. In fixing base salaries, the Committee also considers salaries of senior executives of other comparable companies as reflected in a survey provided by an independent outside consultant.

Incentive Compensation

         Incentive bonuses awarded annually to the Company's executive officers and key operating officers are tied to the Company's success in achieving certain financial and specific group goals set each year by the Committee at the beginning of the year. Specific group targets are tied to specific short-term goals applicable to the executive's job assignment and, in the case of Timothy R. Wallace, to the Company's consolidated performance and enhancement of stockholder value.

Stock Options, LTP Units, Restricted Stock Grants and Deferred Compensation

         Long-term incentive awards provided by the stockholder-approved stock option and incentive plans are designed to develop and retain strong management through stock ownership, stock options and other stock based incentive awards.

         Stock options historically have been, and in fiscal 1999 were, the significant portion of long-term incentive grants to 17 executive officers and business group presidents and 106 key employees. Options to purchase a total of 346,910 shares were granted in fiscal 1999. The Committee believes that a significant portion of senior executives' compensation should be dependent on value created for the stockholders. Options are an excellent vehicle to accomplish this by tying the executives' interest directly to the stockholders' interests. Options are granted at the fair market value of the Company's Common Stock on the date of grant and vest in annual increments over four to eight years after such date if the optionee is still employed or vest fully at the date of normal retirement.

         The number of options that the Committee grants to executive officers is based on individual performance and level of responsibility. The number of options currently held by an executive is not a factor in determining individual grants.

         The Committee has established a Long Term Performance Incentive Program and has granted LTP Units that cover a three-year period with targeted goals based two-thirds on specific group performance improvement and one-third on total stockholder return. The Committee believes that this Program provides incentive for long-term sustained growth while making a portion of the executive's compensation dependent upon total stockholder return. These performance awards are payable in cash based on the value of the Company's Common Stock at the end of the three-year period or, at the election of the executive, in stock that is equivalent to the number of units awarded. The number of units awarded is based on a percentage of the executive's base pay divided by the stock price at the beginning of the three-year period. The Committee awarded a total of 31,246 LTP Units to 15 executive and operating officers for fiscal 1999.

         A limited number of senior executives also received grants of Career Shares. Career Shares are shares of the Company's Common Stock granted with restrictions designed to promote long-term retention, as well as superior long-term performance, of key strategic and operating management. The restrictions generally expire after the executive reaches normal retirement age. Individual grants are based on personal contribution and level of responsibility within the organization. The number of shares currently held by an executive is not a factor in determining individual grants since Career Shares are primarily designed to promote long-term retention and steadily increasing stock ownership by the Company's key executives. The Committee granted a total of 42,000 Career Shares to 23 key executives in fiscal 1999.

         To encourage the retention of certain key and strategically important executives focused on continuous improvement and growth of the Company, the Company has established a deferred compensation plan for certain key officers of the Company including Timothy R. Wallace, Jim S. Ivy and Mark W. Stiles. Under the deferred compensation plan, an amount equal to ten percent (10%) of each participant's annual base salary and incentive compensation is accrued to his deferred account on the books of the Company. All such deferrals bear interest at Chase Bank of Texas' prime lending rate.

Chief Executive Officer Compensation

         W. Ray Wallace retired from the position of Chief Executive Officer on December 31, 1998. He remains with the Company on a consulting basis. For the nine months he served as Chief Executive Officer, his base pay and participation in a deferred compensation plan and supplemental retirement plan were unchanged from the previous year. Incentive compensation was based on a performance goal that was higher than the prior year and the amount earned was derived from a formula directly related to the Company's normalized pretax income.

         Timothy R. Wallace became Chief Executive Officer of the Company on January 1, 1999. His base salary, incentive compensation, stock option grants, Career Share awards and stock-based performance awards are set within the philosophy and policies enunciated above for all other executives of the Company. His base salary was increased at the beginning of fiscal 1999 to $600,000 in recognition of his increased management role and value to the Company.

         In determining the compensation of the Chief Executive Officer, the Committee reviews the performance of the Company, considers the positioning of the Company for future years, assesses his past and ongoing personal performance in the position of Chief Executive Officer, and considers the report of a nationally recognized consulting firm employed to survey the compensation of chief executive officers of other companies, with particular emphasis on companies comparable to that of the Company.

Limitation on Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code denies a publicly-held corporation a federal income tax deduction for the compensation of certain executive officers exceeding $1 million per year. "Performance based" compensation, is not subject to the limitation on deductibility and the Committee strives to structure compensation so as to qualify for deductibility. Provisions have been included in the 1998 Stock Option and Incentive Plan that are designed to qualify future awards of stock options, performance awards, and performance-based restricted stock as "performance based." The Committee will continue to monitor future deductibility options. However, the Committee will authorize compensation that may not be deductible when it deems it to be in the best interest of the Company and its stockholders.

Conclusion

         The Committee believes that the Company's compensation policies and practices are appropriately designed to attract, retain and motivate key executives to guide the Company in the future and to produce results which will enhance the Company's long-term prospects, thereby ultimately enriching shareholder values.


Jess T. Hay, Chairman                                David W. Biegler, Member
Human Resource Committee                             Clifford J. Grum, Member
                                                     Diana Natalicio, Member

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Jess T. Hay, David W. Biegler, Clifford J. Grum and Diana Natalicio served on the Human Resources Committee during the last completed fiscal year. There were no interlocks or insider participation during such year.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the New York Stock Exchange and a copy of each report is furnished to the Company.

         Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended March 31, 1999, each individual who was required to file such reports during the fiscal year complied with the applicable filing requirements.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Ernst & Young LLP, independent auditors, or a predecessor of that firm, have been the auditors of the accounts of the Company each year since 1958, including the fiscal year ended March 31, 1999. It is anticipated that representatives of Ernst & Young LLP will be present at the 1999 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 1999 Annual Meeting or submitted to them in writing before the 1999 Annual Meeting.

                               PERFORMANCE GRAPH

         The following graph shows a comparison of the five (5) year cumulative return (assuming reinvestment of any dividends) for the Company, the New York Stock Exchange Index and the Dow Jones Transportation Equipment Index. The source for the information contained in this table in respect to the return for the Company and for the Dow Jones Transportation Equipment Index is Dow Jones & Company, Inc. and, in respect to the New York Stock Exchange Index, is Media General Financial Services.

                                    [GRAPH]

                                              1994  1995  1996  1997  1998  1999
--------------------------------------------------------------------------------
Trinity Industries, Inc.                       100   100    96    85   157    85
Dow Jones Transportation Equipment Index       100    90    95   113   202   154
New York Stock Exchange Index                  100   111   145   169   246   264

                                 OTHER MATTERS

         Management of the Company is not aware of other matters to be presented for action at the 1999 Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

         Stockholders' proposals to be presented at the 2000 Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, no later than February 18, 2000. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

         Under the Bylaws of the Company, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, and/or bring a proper subject of business before the meeting, must do so by a written notice timely received (not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting) by the Secretary of the Company containing the name and address of the stockholder, the number of shares of the Company beneficially owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person or person(s) (including their names) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to serve. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

         The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company's Bylaws are available from the Secretary of the Company.

                              REPORT ON FORM 10-K

         Upon written request from any stockholder of record, the Company will furnish to such stockholder, without charge, its Annual Report on Form 10-K for the fiscal year ended March 31, 1999, as filed with the Securities and Exchange Commission, including financial statements. The Company may impose a reasonable fee for its expenses in connection with providing exhibits referred to in such Form 10-K if the full text of such exhibits is specifically requested. Requests should be directed to: Mr. Michael G. Fortado, Vice President, General Counsel and Corporate Secretary, Trinity Industries, Inc., P. O. Box 568887, Dallas, Texas 75356-8887.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY TO AVOID UNNECESSARY EXPENSE. THEREFORE, STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                        By Order of the Board of Directors


                                                 MICHAEL G. FORTADO
                                          Vice President, General Counsel
                                              and Corporate Secretary

June 18, 1999

                            TRINITY INDUSTRIES, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - JULY 21, 1999

         The undersigned hereby appoints Timothy R. Wallace, Dean P. Guerin and Michael G. Fortado and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed below the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 Stemmons Freeway, Dallas, Texas 75207, on Wednesday, July 21, 1999 at 9:30 a.m. Central Daylight Saving Time, and at any adjournment or adjournments thereof. If more than one of the above attorneys shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said attorneys so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NAMED NOMINEES FOR DIRECTOR.

(Continued and to be marked, dated and signed on reverse side)


                                      TRINITY INDUSTRIES, INC.
                                      P.O. BOX 11369
                                      NEW YORK, N.Y. 10203-0369

(1) Election of nine (9) Directors:

FOR ALL NOMINEES     [ ]  WITHHOLD AUTHORITY to vote [ ]     EXCEPTIONS [ ]
listed below              for all nominees listed below.


Nominees: David W. Biegler, Barry J. Galt, Clifford J. Grum, Dean P. Guerin, Jess T. Hay, Edmund M. Hoffman, Diana S. Natalicio, Timothy R. Wallace and W. Ray Wallace.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

(2) In their discretion on such other matters as may properly come before the meeting.


                                             Change of Address and or Comments
                                             Mark Here [ ]



                                             PLEASE SIGN EXACTLY AS YOUR NAME
                                             APPEARS ON THE PROXY. IF YOUR
                                             STOCK IS JOINTLY OWNED, BOTH
                                             PARTIES MUST SIGN. FIDUCIARIES AND
                                             REPRESENTATIVES SHOULD SO INDICATE
                                             WHEN SIGNING, AND WHEN MORE THAN
                                             ONE IS NAMED, A MAJORITY SHOULD
                                             SIGN. IF SIGNED BY A CORPORATION,
                                             ITS SEAL SHOULD BE AFFIXED.

                                             DATED:
                                                   ----------------------------

                                             ----------------------------------
                                                        SIGNATURE

                                             ----------------------------------
                                                        SIGNATURE


                                                   VOTES MUST BE INDICATED [ ]
                                                   (x) in Black or Blue ink.


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.